UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☑ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
CENVEO, INC.

(Name of Registrant as Specified in its Charter)

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The Future of Cenveo Comes Down to a Plan. Cenveo Has a Plan. Does Burton? Your Vote Decides Cenveo Burton · Hand-picked nominees made up of · Independent and duly elected Corporate his friends and colleagues Board Governance · His family (three sons identified) in · Experienced management senior management positions · Extensive printing and envelope · No envelope experience experience · Unclear experience in strategic sales · Focus on operations and Management · Replace current experienced customers management with colleagues and · Management team reorganized relatives and streamlined · Vague reference to $50 million cost cuts · $55 million cost savings plan · Relying on buzz words and being implemented in 2005 Cost Cutting generalities · Already begun with no business disruption · Proposes to relocate to Greenwich, · Relocating to smaller and cheaper Headquarters Connecticut location in Denver, Colorado · Unclear Specific Operating · “Slash and burn”- not optimal for · Already implemented Plan Cenveo in long term · Based on profitable growth and long-term value creation for all stockholders · Unclear Specific Earnings · $190-$210 million of projected Targets EBITDA in 2006 · Major management and operational disruptions · Change of control payments Continuity triggered in debt and severance · No disruption agreements · No change of control issues The September 14th special meeting of stockholders is fast approaching. Vote FOR Cenveo’s director nominees in proposal 6 by signing, dating and returning the enclosed GOLD proxy card TODAY.

If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Toll-Free: (888) 750-5834
Banks and Brokers call collect: (212) 750-5833
Important Information
On August 5, 2005, Cenveo, Inc. filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A in connection with a special meeting of its shareholders. Cenveo’s shareholders are strongly encouraged to read carefully the definitive proxy statement, because it contains important information.
Free copies of the definitive proxy statement are available at the SEC’s web site at www.sec.gov, at the Cenveo’s web site at www.cenveo.com, or by directing requests to Cenveo’s proxy solicitor, Innisfree M&A Incorporated, toll free at 1-888 750-5834.